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                                  EXHIBIT 11

                COMPUTATION OF EARNINGS/(LOSS) PER COMMON SHARE
              (Dollar amounts in millions except per share data)



PRIMARY EARNINGS/(LOSS) PER SHARE OF COMMON STOCK
                                                               MAY 7
                                                              THROUGH
                                                             DECEMBER 31,
                                                                 1993
                                                            -------------

Average common shares outstanding. . . . . . . . . . . . .    37,157,672
                                                             -----------
                                                             -----------

Loss before extraordinary loss . . . . . . . . . . . . . .   $     (108)
                                                             -----------


Primary loss per common share before extraordinary loss. .        (2.90)
                                                             -----------


Extraordinary loss, net of taxes . . . . . . . . . . . .            (21)
                                                            ------------


Primary loss per common share from extraordinary loss. . .         (0.56)
                                                            -------------
Net loss available to common stockholders. . . . . . . . .          (129)
                                                            -------------
                                                            -------------

Primary net loss per common share. . . . . . . . . . .             (3.46)
                                                            -------------
                                                            -------------


COMPUTATION OF EARNINGS/(LOSS) PER COMMON SHARE ON A FULLY-DILUTED BASIS IS OMITTED BECAUSE THE OPTIONS AND WARRANTS HAVE AN ANTIDILUTIVE EFFECT. INFORMATION IS OMITTED FOR PERIODS PRIOR TO MAY 7, 1993 BECAUSE, DUE TO THE RESTRUCTURING AND IMPLEMENTATION OF FRESH START REPORTING, PER SHARE DATA IS NOT MEANINGFUL.